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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
CONTINENTAL MATERIALS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CONTINENTAL MATERIALS CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The 2003 annual meeting of stockholders of Continental Materials Corporation (the "Company") will be held at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois 60675 on Wednesday, May 28, 2003, at 10:00 a.m. CDT, to consider and act upon the following matters:

          (a)  The election of three directors to serve until the 2006 annual meeting or until their successors are elected and qualified;

          (b)  The ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants to the Company for the fiscal year ending January 3, 2004; and

          (d)  The transaction of such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 1, 2003 are entitled to notice of and to vote at the annual meeting or any adjournment thereof. A list of these stockholders will be available for inspection for ten days preceding the meeting at the Company's office, 225 West Wacker Drive, Chicago Illinois, and will also be available for inspection at the meeting.

        Accompanying this notice are the Annual Report for the fiscal year ended December 28, 2002, a proxy statement, a form of proxy, and an envelope for returning the executed proxy to the Company. Stockholders unable to attend the annual meeting in person are requested to date, sign and return the enclosed proxy promptly.

By Order of the Board of Directors,

Mark S. Nichter Secretary
Chicago, Illinois April 18, 2003

CONTINENTAL MATERIALS CORPORATION
225 West Wacker Drive
Chicago, Illinois 60606

Notice of Annual Meeting of Stockholders
PROXY STATEMENT

GENERAL INFORMATION

        The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of Continental Materials Corporation, a Delaware corporation (the "Company"), for use at the annual meeting of the Company's stockholders to be held at 10:00 a.m. CDT on May 28, 2003, at The Northern Trust, 50 South LaSalle Street, Chicago, Illinois 60675, and is revocable at any time before it is exercised. Such revocation may be effected by written notice to the Secretary of the Company, by executing a subsequent proxy or by voting at the meeting in person. All proxies duly executed and received will be voted on all matters presented at the meeting. Where a specification as to any matter is indicated, the proxy will be voted in accordance with such specification. Where, however, no such specification is indicated, the proxy will be voted for the named nominees, for the ratification of PricewaterhouseCoopers LLP, and in the judgment of the Proxies on any other proposals. The approximate date on which this proxy statement and the enclosed proxy are first sent or given to stockholders is April 18, 2003.

        The holders of record on April 1, 2003, of the 1,771,612 outstanding shares of common stock of the Company, are entitled to notice of and to vote at the annual meeting. Each such share is entitled to one vote.

        The three nominees for election as directors at the 2003 annual meeting of stockholders who receive the greatest number of votes cast for the election of directors at that meeting by the holders of the Company's common stock entitled to vote at that meeting, a quorum being present, shall become directors at the conclusion of the tabulation of votes. An affirmative vote of the holders of a majority of the voting power of the Company's common stock, present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, is necessary to approve the ratification of the appointment of PricewaterhouseCoopers LLP as independent certified public accountants to the Company for the fiscal year ending January 3, 2004. Under Delaware law and the Company's Restated Certificate of Incorporation and By-Laws, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, will be counted for purposes of determining the presence of a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. If a quorum is present at the meeting, the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. Because the election of directors is determined on the basis of the greatest number of votes cast, abstentions and broker non-votes have no effect on the election of directors. With respect to other matters, shares present in person or by proxy but not voted, whether by abstention, broker non-vote, or otherwise, have the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

        Stockholders may change their vote at any time prior to the vote at the annual meeting. Record holders may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Secretary of the Company prior to the annual meeting, or by attending the annual meeting and voting in person. Beneficial owners may change their vote by submitting new voting instructions to their broker, trustee or nominee, or, if the beneficial owner has obtained a proxy from his or her broker or nominee giving the beneficial owner the right to vote the shares, by attending the meeting and voting in person.

PROPOSAL 1
BOARD OF DIRECTORS

Election of Directors

        The Company has a Board of Directors consisting of nine persons, divided into three classes. At this year's annual meeting three directors will be elected to serve for a term of three years or until their successors are elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the nominees named below. Management has no reason to believe that any nominee will be unable to serve. If any nominee should not be available, the proxies will vote for the election of such persons designated by them as are expected to continue, as nearly as possible, the existing management goals of the Company.

        The Board of Directors recommends that stockholders vote "FOR" the Company's nominees as Directors.

Name, Age and Other Positions, if any, with Company	Served as Director Since	Business Experience	Current Term As Director Expires
Nominee Directors
Thomas H. Carmody, 56	1994	Chief Executive Officer of Summitt International, LLC, a sports marketing and distribution company, since 1999. Mr. Carmody previously held the same position with Continental Sports Group, LLC, a sports marketing and distribution company, from 1998 to 1999. Mr. Carmody was previously Consultant to the Chairman and Chief Executive Officer of Reebok International, Ltd., a publicly traded footwear, apparel and fitness equipment company, from 1996 to 1998.	2003
Ronald J. Gidwitz, 58	1974	Partner in GCG Partners, a strategic consulting and equity capital firm since 1998. Mr. Gidwitz was previously President of Helene Curtis, a producer of personal care products, from 1979 to 1998 and Chief Executive Officer from 1985 to 1998.	2003
Darrell M. Trent, 64	1997	Chairman of the Board and Chief Executive Officer of Acton Development Company, Inc., a real estate development and property management company, since 1988.	2003

Name, Age and Other Positions, if any, with Company	Served as Director Since	Business Experience	Current Term As Director Expires
Continuing Directors
James G. Gidwitz, 56, Chairman of the Board and Chief Executive Officer	1978	Chairman of the Board and Chief Executive Officer of the Company since 1983.	2004
Betsy R. Gidwitz, 62	1996	Former Professor from Massachusetts Institute of Technology.	2004
Joseph J. Sum, 55, Vice President and Treasurer	1989	Vice President and Treasurer of the Company since 1988. Mr. Sum previously served as Assistant Treasurer of the Company from 1978 through August 1988, Controller from 1979 through January 1989 and Secretary from 1983 through February 1993.	2004
Ralph W. Gidwitz, 67	1984	President, Chief Executive Officer and Director of Financial Capital, LLC, a financial consulting company, since 1996.	2005
Peter E. Thieriot, 60	2001	General Manager of Elk Mountain Ranch Company, LLC, a privately owned livestock ranch, since 1993.	2005
Theodore R. Tetzlaff, 58	1981	Partner in the law firm of McGuireWoods LLP since January 2002, Managing Partner of its Chicago office and member of its governing Board of Partners. Partner in the Chicago law firm of Jenner & Block from 1982 through 2001. Mr. Tetzlaff also served as General Counsel of Tenneco, Inc., an oil and gas company, from 1992 to 1999.	2005

Family Relationships

        James G. Gidwitz and Ronald J. Gidwitz are sons of Gerald S. Gidwitz. The late Joseph L. Gidwitz was Gerald S. Gidwitz's brother. Ralph W. Gidwitz is a son of, and Betsy R. Gidwitz is a daughter of, Joseph L. Gidwitz. Gerald S. Gidwitz, together with his descendants as well as the descendants of Joseph L. Gidwitz are herein referred to as the "Gidwitz Family." See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

Corporate Governance/Board of Directors

        The Board of Directors recognizes the importance of good corporate governance as a means of addressing the needs of the Company's stockholders, employees, customers and community. Pursuant to the Delaware General Corporation Law, under which the Company is organized, the business, property and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company's business through discussions with the Chairman and management, by reviewing monthly financial and operational summaries and other materials prepared for them by management and by participating in meetings of the Board and its committees. During 2002, the Board held four meetings and the committees held a total of seven meetings. All directors attended 75% or more of the aggregate number of meetings of the Board of Directors and the Committees of the Board of Directors during the time when they served.

        The Board of Directors has determined, after careful review, that it meets the American Stock Exchange's requirement regarding independence of the directors serving on the Audit Committee of the Board.

Disclosure Controls and Procedures

        The Company has established disclosure controls and procedures designed to ensure that financial and non-financial information required to be disclosed by the Company in the reports it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported on a timely basis. These controls and procedures are designed to ensure that such information is accumulated and communicated to management, including the Chief Executive Officer and Chief Financial Officer, to allow for timely decisions regarding required disclosure. Each quarter, the Company carries out an evaluation, under the supervision and with the participation of the Chief Executive Officer and Chief Financial Officer, as well as other members of the Company's management team, of the effectiveness of the Company's disclosure controls and procedures.

Committees of the Board

        The Company's Board of Directors has established an Audit Committee and a Compensation Committee. There is no standing nominating committee or other committee performing similar functions.

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally. During 2002, the Audit Committee was composed of Theodore R. Tetzlaff, Ralph W. Gidwitz and Darrell M. Trent. Its duties and responsibilities are set forth in a written charter adopted and approved by the Board on May 24, 2000. See "AUDIT COMMITTEE REPORT." There were five Audit Committee meetings in fiscal year 2002.

        The Compensation Committee was composed of Ronald J. Gidwitz and Theodore R. Tetzlaff in 2002. See "COMPENSATION COMMITTEE REPORT" for discussion of responsibilities. The Compensation Committee held two meetings, attended by both members, in fiscal year 2002.

Director's Compensation

        Each director who is not an officer or employee of the Company receives a set fee of $10,000 per year, plus additional fees of $500 for each board meeting or board committee meeting which he or she attends, with a $5,000 cap on the aggregate meeting fee.

AUDIT COMMITTEE REPORT

        The following is the report of the Continental Materials Corporation Audit Committee with respect to the Company's audited financial statements for the fiscal year ended December 28, 2002.

Charter

        The Audit Committee's duties and responsibilities are set forth in a written charter, which was initially adopted and approved by the Board on May 24, 2000. The Committee reviews and reassesses the adequacy of the formal written charter on an annual basis.

Review and Discussions with Management

        The Committee has reviewed and discussed the Company's audited financial statements with management. The Committee also reviewed and discussed with management the selection, application and disclosure of critical accounting policies of the Company and the Company's internal control procedures.

Review and Discussions with Independent Auditors

        The Committee has discussed with PricewaterhouseCoopers LLP (PwC), the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Codification of Statements on Auditing Standards, regarding the auditor's judgments about the quality of the Company's accounting principles as applied in its financial reporting. The Committee has discussed with PwC the selection, application and disclosure of the Company's critical accounting policies. The Committee has also discussed with PwC the audit plan, scope, identification of audit risks and the Company's internal control procedures.

        The Committee has received written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with PwC their independence.

Audit Fees

        Fees for services performed by PwC during 2002 relating to the audit of the consolidated annual financial statements, including review of the financial statements included in the Company's Reports on From 10-Q, aggregated approximately $180,800.

All Other Fees

        Fees for all other services performed by PwC, including income tax planning and advice, audits of the 401K plans and the opening balance sheet of McKinney Door and Hardware, Inc. acquired as of April 1, 2002 and other consulting services, aggregated approximately $99,000. The Audit Committee has considered whether the provision of the services other than audit services referenced above is compatible with maintenance of the principal accountants' independence.

Conclusion

        Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that its audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors
Theodore R. Tetzlaff (Chairman)
Ralph W. Gidwitz
Darrell M. Trent

        The information contained in the foregoing report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

EXECUTIVE COMPENSATION

        The following table summarizes the compensation of the Company's chief executive officer and its two other executive officers for the years 2000 through 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation
						Awards		Payouts
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)		Restricted Stock Awards	Stock Options (#)	Long-Term Incentive Plan Payouts	All Other Compensation (2)
James G. Gidwitz Chairman and Chief Executive Officer	2002 2001 2000	$442,400 425,400 409,000	$118,000 273,200 245,000		— — —	None None None	None None None	None None None	$(100,271 (47,063 (45,894	) ) )
Joseph J. Sum Vice President and Chief Financial Officer	2002 2001 2000	203,900 196,000 188,500	46,000 86,000 83,000	$	— — 116,813	None None None	None None None	None None None	14,914 35,966 38,136
Mark S. Nichter Secretary (3)	2002 2001 2000	119,000 114,400 110,000	21,000 39,000 36,500		18,290 24,022 —	None None None	None None None	None None None	14,220 22,635 24,331

(1)
For Mr. Sum, the amount shown represents the dollar value of the difference between the price paid for common stock upon exercise of stock options and the fair market value of such stock at the date of purchase. Where no amounts are shown, Other Annual Compensation does not exceed the reporting thresholds.

(2)
All other compensation includes employer cash contributions to the Company's 401(k) Plan. For Messrs. Gidwitz and Sum, these amounts also include (a) amounts deferred under a Supplemental Profit Sharing Plan and (b) imputed gain or loss on the deferred balances. The imputed gain or loss is determined by applying the same rate of return to the deferred balances as the employee has realized on his 401(k) Plan investments exclusive of investments in the Company's common stock, if any.

(3)
Mr. Nichter is 52 years old and has served as the Company's Secretary since 1992 and Corporate Controller since 1989.

Stock Options

        The Company's Amended and Restated 1994 Stock Option Plan provides for the granting of stock options to attract, retain and reward key managerial employees of the Company or its subsidiaries. The Stock Option Plan provides that grants of options and option prices will be established by the Compensation Committee of the Board of Directors. Option prices may not be less than the fair market value of the stock at the date of the grant. In the following table, all quantities and amounts have been restated for the June 1999 reverse and forward stock split. There were no options granted in 2002.

        The following table sets forth the activity for 2002 regarding the number of shares acquired on exercise of options, the value realized, the number of shares for which options were outstanding and the value of those options as of the fiscal year end.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable (#)	Value of Unexercised In-the- Money Options at FY-End Exercisable/ Unexercisable
James G. Gidwitz	0	0	60,000/0	$1,232,250/0
Joseph J. Sum	0	0	13,400/0	268,538/0

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has furnished the following report on executive compensation.

        The Executive Compensation Program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee's major responsibilities are:

  1.
  Reviewing the Company's major compensation and benefit practices, policies and programs including administration of the Company's Amended and Restated 1994 Stock Option Plan with respect to executive officers; and
  2.
  Reviewing executive officers' salaries and bonuses.

Compensation Philosophy

        It is the philosophy of the Company to ensure that executive compensation is linked to corporate performance. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation should be higher than in years in which the performance is below expectation. At the same time, the Committee is cognizant of its need to offer compensation that is competitive. By providing the opportunity for compensation that is comparable to the levels offered by other similarly situated companies, the Company is able to attract and retain key executives. The Committee regularly reviews the Company's compensation programs to ensure that pay levels and incentive opportunities are competitive and reflect the performance of the Company. In conducting this review the Committee retains independent compensation consultants.

Compensation Program Components

        To achieve its compensation goals, the compensation program consists primarily of two components, base salary and bonuses. Both components are reviewed annually considering corporate performance and individual initiative and performance. The executive officers can receive a significant portion of their total compensation through the performance-based bonus program. This places a large percentage of their compensation at risk while more closely aligning their interests with the interests of the Company's stockholders. Total pay levels for the executive officers are competitive within a range that the Committee considers to be reasonable and necessary.

Salaries

        Base pay levels (salaries) are largely determined by considering each individual's responsibilities, performance and through comparisons with companies of similar size and complexity.

Cash Bonuses

        The bonus program is intended to provide an opportunity to receive additional cash compensation but only if it is earned through achievement of specified performance goals. At the beginning of each year, the Committee establishes the annual target goals for earnings and return on net investment considering the Company's annual business plan, the Company's prior year's performance and the performance of other companies in the industry segments in which the Company competes. Personal goals are also established for executives other than the Chief Executive Officer. The Committee then relies primarily on mathematical formulae in calculating the bonuses to be granted. The Committee believes that these performance measures serve to align the interests of executives with the interests of stockholders.

2002 Compensation of the Chief Executive Officer

        In evaluating the compensation of the Company's chief executive officer, Mr. James G. Gidwitz, the Committee reviewed Mr. Gidwitz' existing compensation arrangements, the performance of the Company (taking into account the performance measures discussed above) and of Mr. Gidwitz, and compensation of chief executive officers in similarly situated companies. Based on this review, the Committee increased Mr. Gidwitz' salary by 4.0% in 2002 as compared with 4.1% in 2001 and 5.4% in 2000. In granting Mr. Gidwitz' fiscal year 2002 bonus, the Committee reviewed the Company's performance against the established targets for earnings and for the percentage return on net investment. In 2002, the Company met or exceeded the threshold level of the goals. Accordingly, the Committee applied the mathematical formulae and granted Mr. Gidwitz a bonus of $118,200 for 2002 compared to $273,200 for the prior year. The 2002 bonus represented approximately 45% of his target bonus amount.

Stock Option and Long-Term Plans

        The Company maintains the Continental Materials Corporation Amended and Restated 1994 Stock Option Plan; however, no stock options were granted by the Board during fiscal year 2002. The Company has no other long-term compensation plans.

Conclusion

        After reviewing all of its existing compensation programs, the Committee continues to believe that the total compensation program for executives of the Company is competitive with the compensation programs provided by other corporations of similar size and complexity. Moreover, the Committee believes that it has set compensation at levels that reflect each executive officer's contribution towards the Company's objectives.

Submitted by the Compensation Committee of the Board of Directors
Ronald J. Gidwitz
Theodore R. Tetzlaff

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Theodore R. Tetzlaff, a member of the Compensation Committee, is a partner in the law firm of McGuireWoods LLP, Managing Partner of its Chicago office and member of its governing Board of Partners. Mr. Tetzlaff was previously with the law firm of Jenner & Block. From time to time, the Company retains McGuireWoods and/or Jenner & Block to provide it with legal services. The dollar amount of fees paid to McGuireWoods and Jenner & Block by the Company in 2002 did not exceed 5% of either firm's annual gross revenues.

        The Company engaged in various transactions in which members of the Gidwitz Family, including Ronald J. Gidwitz, had an interest, as follows:

        The Company currently serves as the sponsoring corporation in an Insurance Purchasing Group (the "Group"), which consists of the Company and its subsidiaries and other companies in which the Gidwitz Family are the principal owners. The cost of such insurance is allocated among all members of the Group based on such factors as, but not limited to, nature of the risk, loss history and size of operations. From time to time, the Company will advance payments to the insurance carriers on behalf of the individual members of the Group. The Company invoices each member of the Group for their respective share of each payment. During fiscal year 2002, certain members of the Group were indebted to the Company with respect to advances made by the Company under the insurance purchasing program. The largest aggregate amount of indebtedness outstanding at any time during fiscal year 2002 with respect to these companies equaled approximately $259,000. As of the date of this proxy statement, no past due amounts are owing to the Company from any member of the Group. The Company's participation in the Group has, in management's opinion, resulted in significant savings to the Company in terms of the cost of insurance premiums and other related charges.

COMPARISON OF TOTAL SHAREHOLDER RETURN

        The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its common stock for a five-year period (December 31, 1997 to December 31, 2002), with the cumulative total return of the American Stock Exchange Market Value Index ("ASEMVI"), and a peer group of companies selected by the Company. The "Peer Group" is more fully described below. Dividend reinvestment has been assumed with respect to the ASEMVI and the Peer Group. The companies in the peer group are weighted by market capitalization as of the beginning of the measurement period. The Company has never paid a dividend.

        The Company manufactures and markets products in two separate industries. These industries are (i) heating and air conditioning and (ii) construction materials, primarily ready-mix concrete. The Company's principal activities have occurred exclusively in these two industries for over 15 years. The Peer Group selected by the Company for the above graph is a combination of companies from these two industries. The companies included in the Peer Group are: Centex Construction Products, Inc.; Devcon International Corp.; Fedders Corporation; Florida Rock Industries, Inc.; Hanson PLC; Lafarge Corporation; LSB Industries, Inc.; Martin Industries, Inc.; Martin Marietta Materials, Inc.; Mesteck, Inc.; and York International Corp.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following information is furnished as to the Common Stock of the Company owned beneficially as of April 1, 2003 by (i) each director, (ii) the executive officers named in the summary compensation table, (iii) directors and executive officers as a group, and (iv) persons that have reported beneficial ownership of more than 5% of the Company's Common Stock.

Name and Address of Beneficial Owner	No. of Shares		Percent of Class (1)
Gidwitz Family 225 West Wacker Drive, Suite 1800 Chicago, Illinois 60606	846,720	(2)(4)	45.9%
Warren G. Lichtenstein 750 Lexington Avenue New York, New York 10022	334,100	(5)	18.9%
Franklin Advisory Services, LLC One Parker Plaza, 16th Floor Fort Lee, NJ 07024	107,500	(6)	6.1%
Continental Materials Corporation Employees Profit Sharing Retirement Plan	66,359		3.7%
Thomas H. Carmody	200		—
James G. Gidwitz	66,002	(2)(3)(4)	3.6%
Betsy R. Gidwitz	6,002	(3)	—
Ralph W. Gidwitz	6,002	(3)	—
Ronald J. Gidwitz	6,002	(3)	—
Mark S. Nichter	0	(2)	—
Joseph J. Sum	16,400	(2)(4)	.9%
Theodore R. Tetzlaff	0		—
Peter E. Thieriot	2,000		—
Darrell M. Trent	2,000		—
All directors and officers as a group (includes ten persons)	933,679	(7)	50.6%

(1)
Calculations are based on 1,771,812 shares of Common Stock outstanding as of April 1, 2003. Shares subject to options exercisable within 60 days of April 1, 2003 are considered for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentages held by others. The shares owned in each case, except as otherwise indicated, constitute less than 1% of the outstanding shares of the Company's common stock.

(2)
Excludes 66,359 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

(3)
Excludes shares held indirectly as follows, which shares are included in the Gidwitz Family holdings (See "ELECTION OF DIRECTORS—Family Relationships" for a description of the Gidwitz Family):

(a)
727,126 shares owned by a partnership whose managing partners are Betsy R. Gidwitz, Gerald S. Gidwitz, James G. Gidwitz, Ralph W. Gidwitz, and Ronald J. Gidwitz;

(b)
5,256 shares owned by a partnership whose beneficial owners are members of the Gidwitz Family; and

  (c)
  30,330 shares held directly by Gidwitz family members other than those family members included in the security ownership of management table above.

        With respect to the shares referenced in this Note, the beneficial owners indicated in (c) have sole voting and investment power and the beneficial owners indicated in (a) and (b) have shared voting and investment power.

(4)
Includes shares of Common Stock subject to options exercisable within 60 days of April 1, 2003 as follows: James G. Gidwitz, 60,000 shares (which shares are also included in the Gidwitz Family holdings); and Joseph J. Sum, 13,400 shares.

(5)
Includes 331,000 shares held by Steel Partners II, L.P. By virtue of his position with Steel Partners II, Mr. Lichtenstein has sole power to vote and dispose of such 331,000 shares. Information is per the most recent Schedule 13D filed with the Securities and Exchange Commission which Schedule is dated April 2, 2003.

(6)
Represents ownership of 107,500 shares reported in a Schedule 13G dated February 12, 2003, by Franklin Resources, Inc. (FRI), Charles B. Johnson, Rupert H. Johnson, Jr. and Franklin Advisory Services, LLC (FAS). According to the Schedule 13G, the shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries of FRI. FAS, as the investment adviser, retains sole investment and voting power over the shares.

(7)
Includes shares and options exercisable within 60 days of April 1, 2003 held by the Gidwitz Family, shares held by directors and officers who are not members of the Gidwitz Family and 66,359 shares held by the Company's Employee Profit Sharing Retirement Plan as to which James G. Gidwitz, Mark S. Nichter and Joseph J. Sum share voting power as trustees of such Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership of Common Stock of the Company. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, all officers and directors of the Company complied with the Section 16(a) filing requirements.

PROPOSAL 2
RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS

        The Board of Directors and the Audit Committee recommend ratification of the continued engagement of PricewaterhouseCoopers LLP (PwC), Certified Public Accountants, to audit the Company's books for the fiscal year ending January 3, 2004. An appropriate resolution ratifying such employment will be submitted to the stockholders at the annual meeting. If such resolution is not adopted, the Audit Committee will reconsider such appointment.

        A representative of PwC is expected to be present at the stockholders' annual meeting. The representative will have an opportunity to make a statement if he/she desires to do so, and he/she will be available to respond to appropriate questions.

        The Audit Committee recommends that stockholders vote "FOR" the ratification of PwC as independent accountants for the Company in 2003.

STOCKHOLDER PROPOSALS AND OTHER MATTERS

        The deadline for receipt of stockholder proposals for inclusion in the Company's proxy statement for its 2004 annual meeting is December 31, 2003. With respect to stockholder proposals not included in the Company's proxy statement and form of proxy, the Company may utilize discretionary authority conferred by proxy in voting on any such proposals if, among other situations, the stockholder does not give timely notice of the matter to the Company by March 4, 2004. This notice requirement and deadline are independent of the notice requirement and deadline described above for a shareholder proposal to be considered for inclusion in the Company's proxy statement. The management does not know of any matters to be presented at the annual meeting other than those set forth in this proxy statement. If any other matters not now known come before the annual meeting, it is intended that the persons named in the proxies will act according to their best judgment.

EXPENSES

        The entire expense of preparing, printing and mailing the form of proxy and the material used for the solicitation thereof will be borne by the Company. In addition, the Company has retained the services of InvestorCom, Inc. to solicit proxies from nominees and brokers' accounts at a cost of approximately $4,500. Solicitation of proxies will be made by mail but also may be made through oral communications by directors, officers or employees of the Company who will receive no additional compensation for such efforts.

By Order of the Board of Directors,

James G. Gidwitz Chairman of the Board

PROXY	PROXY

CONTINENTAL MATERIALS CORPORATION

Proxy Card For Annual Meeting On May 28, 2003

        The undersigned hereby appoints James G. Gidwitz and Joseph J. Sun as Proxies, each with power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common stock of Continental Materials Corporation held of record by the undersigned on April 1, 2003, at the annual meeting of stockholders to be held on May 28, 2003, or any adjournment thereof.

        The Board of Directors unanimously recommends a vote FOR Proposals (1) and (2).

        This Proxy will be voted as directed or, if no instructions are given, it will be voted "FOR" election of all nominees as Directors of the Company, and "FOR" approval and ratification of the appointment of independent auditors. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

(Continued and to be signed on reverse side)

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CONTINENTAL MATERIALS CORPORATION
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY    ☒

[								]
		FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY To vote for all nominees listed below			For	Against	Abstain
1.	Election of three nominees to the Board of Directors. Thomas H. Carmody, Ronald J. Gidwitz and Darrell M. Trent	☐	☐	2.	Approval and ratification of the Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the year ending January 3, 2004.	☐	☐	☐
(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)
The Proxy is solicited on behalf of the Board of Directors of the Company.
Dated	, 2003

Signature

Signature if held jointly
Please sign exactly as name appears above. Executors, administrators, trustees, guardians, attorneys-in-fact, etc. should give their full titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If stock is registered in two names, both should sign.

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GENERAL INFORMATION
PROPOSAL 1 BOARD OF DIRECTORS
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
COMPENSATION COMMITTEE REPORT
COMPARISON OF TOTAL SHAREHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Section 16(a) Beneficial Ownership Reporting Compliance
PROPOSAL 2 RATIFICATION OF ENGAGEMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS AND OTHER MATTERS
EXPENSES